SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              November 1, 2002

                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  DELAWARE
               (STATE OR OTHER JURISDICTION OF INCORPORATION)

               0-13368                              37-1103704
     (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)

                  1515 CHARLESTON AVENUE, MATTOON, IL 61938
         (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                               (217) 234-7454
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







   Item 5.   Other Events

        On November 1, 2002, the Registrant acquired, as treasury stock,

   a total of 200,000 shares of its outstanding common stock as follows:

   100,000 shares from each of (1) Ms. Mary Lee Sparks of Albuquerque,

   New Mexico and (2) a  trust under which Ms. Margaret L. Keon of Mill

   Valley, California serves as trustee.



        According to William S. Rowland, Chairman and CEO of the

   Registrant, the Board of Directors authorized the repurchase of these shares in privately negotiated transactions and in accordance with an ongoing share repurchase program which began in 1998.



        In addition, on November 1, 2002, Mr. Richard A. Lumpkin of

   Mattoon, Illinois, a Director of the Registrant and its wholly-owned subsidiary bank, First Mid-Illinois Bank & Trust, N.A., transferred a total of 165,000 shares as follows:  (a) 82,500 shares into a trust for the benefit of his adult son, Mr. Benjamin I. Lumpkin of East

   Haven, Connecticut and (b) 82,500 shares into a trust for the benefit of his adult daughter, Ms. Elizabeth A. Celio of Oak Park, Illinois.

   Mr. Richard A. Lumpkin holds no voting or investment power over the 165,000 shares transferred to these trusts.



        Upon completion of the transactions described above, each of Mr.

   Richard A. Lumpkin, Ms. Sparks and Ms. Keon will remain shareholders of the

   Registrant.







                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FIRST MID-ILLINOIS BANCSHARES, INC.


   Dated: November 1, 2002   By: /s/ William S. Rowland
                                 --------------------------------------
                                 William S. Rowland
                                 President and Chief Executive Officer